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                                                                   EXHIBIT  23.1


                           CONSENT OF BENDINGER & CO.


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 1,000,000 shares of common stock to be issued under the xraymedia.com, Inc. 2000 Stock Option Plan of e-bidd.com, Inc. of our report dated March 15, 2000, relating to the Financial Statements of e-bidd.com, Inc. for the year ended December 31, 1999 and 1998 included in its Annual Report (Form 10-KSB) for the year ending December 31, 1999.


                                             /s/ Bendinger & Co.

Vancouver, Canada
May 5, 2000